co	**EXECUTIVE DIRECTOR AGREEMENT** In Donostia - San Sebastian, on 1st of June , 2025		**CONTRATO DE CONSEJERO EJECUTIVO** En Donostia - San Sebastián, a 1 de Junio de 2025
	BETWEEN		**REUNIDOS**
	ON ONE PART, MrRonen Luzon, for and on behalf of the company **NAIZ BESPOKE TECHNLOGIES, S.L.** (hereinafter referred as the "**Company**"), with registered office at Paseo Mikeletegi 83, San Sebastian, 20009 Gipuzkoa and with CIF B-75171066, acting by virtue of the special power of attorney granted in his favour by the Board of the Directors of the Company on ***.		**DE UNA PARTE**, D./Dª. Ronen Luzon, actuando en nombre y representación de la sociedad **NAIZ BESPOKE TECHNLOGIES, S.L.** (en adelante, la "**Sociedad**") con domicilio social en Paseo Mikeletegi 83, San Sebastian, 20009 Gipuzkoa y con CIF B-75171066, en virtud del poder especial otorgado en su favor por el Consejo de Administración de la Sociedad, en fecha ***.
	ON THE OTHER PART, Mr. **BORJA CEMBRERO SARALEGUI**, domiciled at C/ San Martin 50, 6º Izquierda, Donostia – San Sebastián, 20007, Gipuzkoa (hereinafter "**Mr. Cembrero**" or "the **Executive Director**"), holder of ID number 72515006-P, acting in his own name and behalf.		**DE OTRA PARTE**, D. **BORJA CEMBRERO SARALEGUI**, con domicilio en C/ San Martin 50, 6º Izquierda, Donostia – San Sebastián, 20007, Gipuzkoa (en adelante, "**Sr. Cembrero**" o "**Consejero Ejecutivo**"), provisto del DNI número 72515006-P, actuando en su propio nombre y derecho
	The Company and Mr. Cembrero shall be jointly referred to as the "**Parties**", and each of them separately and whenever appropriate as the "**Party**".		La Compañía y el Sr. Cembrero serán referidos conjuntamente como las "**Partes**", y cada uno de ellos por separado y siempre que sea apropiado como la "**Parte**".
	The Parties mutually acknowledge to have sufficient legal capacity and, accordingly, execute this update to the Executive Director Agreement (hereinafter referred as the "**Contract**") in accordance with the provisions of art249 of the Royal Legislative Decree 1/2010 of 2 July, approving the revised text of the Companies Act.		Las Partes reconocen mutuamente que cuentan con la capacidad legal suficiente y, en consecuencia, proceden a otorgar la presente actualización al Contrato de Consejero Ejecutivo (en adelante el "**Contrato**") con sujeción a las disposiciones del art. 249 del Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital.

	WHEREAS Whereas Mr. Cembrero has been providing services as Executive Director of the Company pursuant to an agreement dated September 10th 2020 whose contents, including its amendments are known by the Parties. Whereas on May 30th the company has appointed Mr. Cembrero as Chief Growth Officer for MySize Inc, sole owner of Naiz Fit, while maintaining Mr. Cembrero as Executive Director at Naiz Fit. Whereas the Parties have decided to update the existing professional relationship that Mr. Cembrero has with the Company with a new contract. Whereas this contract is entered into for the purposes and in accordance with the provisions of art. 249 of Royal Legislative Decree 1/2010 of 2 July, approving the revised text of the Companies Act. That considering the foregoing, the Parties hereto enter into this Agreement, which shall be governed by the following **TERMS**		**EXPONEN** Que el Sr. Cembrero ha estado prestando servicios como Consejero Ejecutivo de la Sociedad en virtud de un contrato de fecha 10 de septiembre de 2020 cuyo contenido, así como el de sus modificaciones, es conocido por las Partes. Que en fecha 30 de Mayo, se ha nombrado al Sr. Cembrero como Chief Growth Officer de MySize Inc, único socio de Naiz Fit, siendo voluntad del socio único mantener al Sr. Cembrero como Consejero Ejecutivo de Naiz Fit. Que las Partes han decidido actualizar la relación profesional que el Sr. Cembrero venía manteniendo con la Sociedad con un nuevo contrato que regirá la relación de prestación de servicios entre el Consejero Ejecutivo y la Sociedad Que el presente contrato se suscribe a los efectos y de conformidad con lo previsto en el art. 249 del Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital. Que a la luz de todo lo anterior, las partes suscriben el presente Contrato, que se regirá con arreglo a lo previsto en las siguientes **CLÁUSULAS**
1.	**COMMENCEMENT DATE AND TERM OF THE CONTRACT**	1.	**FECHA DE ENTRADA EN VIGOR Y DURACIÓN DEL CONTRATO**

	This Contract shall come into force on the date of signature.		El presente Contrato entrará en vigor en la fecha de su firma.
	This Contract supersedes any prior contract, agreement or covenant, whether oral or written or with respect to the Parties' contractual relationship and constitutes the only valid agreement existing between them and it cannot be annulled, changed, modified or amended orally and its annulment, change, modification or amendment shall not be effective or binding unless made in writing and signed by the parties. Notwithstanding the foregoing, to all legal purposes (including severance pay) (and regardless of the legal nature of the Contract), a length of service as from 10 March 2017 is recognised to Mr. Cembrero. The date above corresponding to the effective date he began his professional relationship with the Company.		El presente Contrato sustituye a cualesquiera contrato, acuerdos o pacto anterior, ya sean verbales o escritos en relación con la relación contractual entre las Partes, y constituye el único contrato válido existente y no podrá ser anulado, cambiado, modificado ni variado de forma verbal, y su anulación, cambio, modificación o variación no será efectiva ni vinculante a menos que se realice por escrito y esté firmada por ambas partes. Sin perjuicio de lo anterior se reconoce al Sr. Cembrero una antigüedad de servicios, a todos los efectos legales (incluidos indemnizatorios) y con independencia de la naturaleza legal del Contrato, del 10 de marzo de 2017, fecha efectiva de inicio de la relación profesional con la Sociedad.
2.	**<u>PURPOSE OF THE CONTRACT AND FUNCTIONS</u>**	2.	**<u>OBJETO DEL CONTRATO Y FUNCIONES</u>**
	The purpose of the Contract is to regulate the terms and conditions governing the commercial relationship between the Company and Mr. Cembrero as Executive Director, as well as My Size Inc's Chief Growth Officer. In such capacity, the Executive Director shall provide the Company his professional services of general administration, management and supervision, in the broadest sense of the term, subject to the Spanish Companies Act and other applicable regulations, the by-laws of the Company and this Agreement.		El objeto del Contrato es regular los términos y condiciones que han de regir la relación mercantil existente entre la Sociedad y el Sr. Cembrero en virtud de su condición de Consejero Ejecutivo de la misma, así como en su función de Chief Growth Officer de MySize Inc. En tal condición, el Consejero Ejecutivo prestará a la Sociedad los servicios profesionales de administración general, gestión y supervisión, en el más amplio sentido del término, de las actividades de la Sociedad con sujeción a la Ley de Sociedades de

	The Executive Director shall perform his duties with full autonomy and responsibility, always subject to the instructions and guidelines issued by the Board of Directors of the Company. The Executive Director shall report on a recurrent basis to the Board of Directors and, in any event, whenever there is a significant circumstance affecting the Company, its business, it's legal or financial situation or its business projections and plans.		Capital y resto de normas aplicables, a los estatutos sociales de la Sociedad y al presente Contrato. El Consejero Ejecutivo ejercerá sus funciones en plena autonomía y responsabilidad, siempre con sujeción a las instrucciones y directrices emanadas del Consejo de Administración de la Sociedad. El Consejero Ejecutivo informará de forma recurrente al Consejo de Administración y, en todo caso, siempre que se produzca un hecho relevante que afecte a la Sociedad, a sus negocios, a su situación jurídica o financiera o a sus proyecciones y planes de negocio.
3.	**WORKPLACE**	3.	**LUGAR DE TRABAJO**
	The Executive Director shall continue to provide his services to the Company at its workplace in Innogune Coworking, Deusto University, Mundaitz Kalea 50, Edificio Innogune, Planta 2, 20012, San Sebastian.		El Consejero Ejecutivo seguirá prestando sus servicios para la Sociedad en el centro de trabajo sito en Innogune Coworking, Deusto University, Mundaitz Kalea 50, Edificio Innogune, Planta 2, 20012, San Sebastián.
	Notwithstanding the foregoing, the Executive Director shall travel as required, by reason of his responsibilities as Executive Director, both within Spain and abroad.		Sin perjuicio de lo arriba expuesto, el Consejero Ejecutivo realizará los viajes que sean necesarios para desempeñar sus funciones en consideración de sus responsabilidades como Consejero Ejecutivo, tanto dentro de España como en el extranjero.
4.	**WORKING HOURS**	4.	**HORARIO**
	The Executive Director shall discharge his functions within the general working hours established by the Company for its employees at any given time, but without this entailing strict submission to those hours, as his position obliges him to work		El Consejero Ejecutivo desempeñará sus funciones dentro del horario laboral general en vigor en cada momento para los empleados de la Sociedad, pero sin que ello conlleve un estricto sometimiento a dicho horario, dado que su cargo le obliga a

	with utmost dedication, providing his services and being available whenever the needs of the Company so require and taking trips and such other steps as may be necessary for its successful performance.		trabajar con la máxima dedicación, prestando sus servicios y estando disponible siempre que las necesidades de la Sociedad así lo requieran y asumiendo los desplazamientos, viajes y cuantas otras medidas resulten necesarias para la buena marcha de la Sociedad.
5.	**HOLIDAYS**	5.	**VACACIONES**
	The Executive Director shall be entitled to 30 calendar days of paid vacation per calendar year of service. The vacation dates shall be agreed between the Parties, in all cases considering the needs and policies of the Company. In addition to the paid vacation days, the Executive Director is entitled to the public holidays that may correspond to him according to Spanish Labour law applicable to the workplace's location. Upon termination of the Agreement, the Executive Director's entitlement to accrued holiday pay shall be calculated on a pro rata basis in respect of each complete month of service in the calendar year in which his contractual relationship terminates an either: a) The Executive Director may receive a payment compensation instead of any outstanding holiday entitlement;		El Consejero Ejecutivo tendrá derecho a disfrutar de 30 días naturales de vacaciones retribuidas por año de servicio. Las fechas de disfrute de las vacaciones se fijarán de mutuo acuerdo entre las Partes, teniendo en cuenta, en todo momento, las necesidades y las políticas de la Sociedad. Adicionalmente a las vacaciones retribuidas, el Consejero Ejecutivo estará legitimado a disfrutar de los días festivos oficiales que puedan corresponderle con arreglo a la legislación laboral española aplicable a la localidad en la que se encuentra el centro de trabajo. Al finalizar la relación contractual, los días de vacaciones acumulados por el Consejero Ejecutivo se calcularán de forma proporcional a cada mes completo de servicio en el año natural en el que finalice su relación contractual, ya sea porque: a) El Consejero Ejecutivo tenga derecho a un pago en lugar de las vacaciones pendientes de disfrute; b) El Consejero Ejecutivo haya disfrutado más días de vacaciones

	b) In the event the Executive Director has exceeded his holiday entitlement, the Company shall be entitled to and hereby authorised to make an appropriate deduction from the Executive Director's final salary payment or from any other sum, which may be due to him.		que los devengados y la Compañía tenga derecho y, por tanto, esté autorizada a realizar una deducción del finiquito del Consejero Ejecutivo o de cualquier otra suma que se le pueda adeudar.
6.	**COMPENSATION**	6.	**RETRIBUCIÓN**
6.1	**Fixed Salary**	6.1	**Salario Fijo**
	The total amount of the Fixed Salary for all items receivable by the Executive Director as consideration for the performance of the duties inherent to his position, is equal to an gross amount of € 150.000 (one hundred and fifty thousand euros) per year ("**Fixed Salary**"). This compensation shall be paid in twelve equal monthly payments, one per calendar month of the year, as from the time this Contract comes into force.		La cuantía total del Salario Fijo correspondiente a todos los conceptos a percibir por el Consejero Ejecutivo a modo de contraprestación por el desempeño de las funciones inherentes a su puesto ascenderá a una cuantía bruta de 150.000 € (ciento cincuenta mil euros) al año (el "**Salario Fijo**"). Esta retribución se abonará en doce pagas mensuales de igual importe, una por cada mes natural del año, a partir del momento en el que el presente Contrato entre en vigor.
6.2	**Participation in the Equity Incentive Plan**	**6.2**	**Participación al Equity Incentive Plan**
	In addition to the fixed salary specified above, the Executive Director will participate in the Equity Incentive Plan of MY SIZE INC. in accordance with the decisions of the Compensation Committee and with retroactive effect from the date of signature of this Agreement.		Adicionalmente al salario fijo especificado arriba, el Executive Director participará al Equity Incentive Plan de MY SIZE INC. de conformidad con las decisiones del Compensation Committee y con efectos retroactivos desde la fecha de la firma del presente Acuerdo.
6.3	**Deductions**	6.3	**Deducciones**

	Any applicable amounts corresponding to applicable taxes and social security contributions shall be deducted from the payable amounts (Fixed Salary and Bonus) as per the applicable legislation at any given time. The Company will bear the cost of the Social Security contributions related to the Executive Director.		Las cuantías correspondientes a impuestos y contribuciones a la Seguridad Social se deducirán de todas las cuantías anteriormente indicadas (Salario Fijo, y Bonus), con arreglo a la legislación vigente en cada momento. La Sociedad se hará cargo del coste de las contribuciones a la Seguridad Social relativas al Consejero Ejecutivo.
7.	**<u>OTHER BENEFITS</u>**	7.	**<u>OTRAS PRESTACIONES</u>**
	The Executive Director will retain the right to the benefits he currently enjoys and shall receive them subject to the current conditions. Specifically, the Company undertakes to maintain and pay for civil liability insurance to cover the liabilities that may be incurred by the Executive Director as a result of the provision of his services to the Company on the same terms as those existing at present. If any of the Executive Director benefits detailed above would be taxable, the Company will be responsible for the corresponding tax and social security contributions, along with any tax impact (gross-up) that could arise from the change in tax and employment situation that the Executive Director has enjoyed to date.		El Consejero Ejecutivo mantiene el derecho a los beneficios sociales de los que disfruta en la actualidad, en las mismas condiciones actuales. En particular, la Sociedad se obliga a mantener y costear el seguro de responsabilidad civil para la cobertura de las responsabilidades en las que pueda incurrir el Consejero Ejecutivo como consecuencia de la prestación de sus servicios a la Sociedad en los mismos términos que los existentes en la actualidad. Si cualquiera de los beneficios del Consejero Ejecutivo descritos en esta cláusula estuviese sujeto a cotización y tributación, la Sociedad asumirá dichos costes, así como el impacto fiscal (*gross-up*) que pudiera derivarse de un cambio en el tratamiento fiscal y social del que ha venido disfrutando el Consejero Ejecutivo hasta la fecha.
8.	**<u>EXPENSES</u>**	8.	**<u>GASTOS</u>**

	The Company shall pay and, where appropriate, reimburse all expenses incurred by the Executive Director on its behalf in the performance of his functions, including hotel, travelling and other expenses, provided that they are justified by the Executive Director in accordance with the procedure established between the Company and the Executive Director. For this purpose, the Executive Director shall issue a monthly expense note with the corresponding supporting documents and the resulting amount shall be paid by the Company, after approval of the expenses indicated, by bank transfer within 7 days of receipt of the aforementioned note.		La Sociedad se hará cargo y, en su caso, reembolsará todos los gastos en los que incurra el Consejero Ejecutivo en nombre de la misma, en la realización de sus funciones, incluyendo gastos de viaje, hotel, y cualquier otro en la medida en que los mismos sean justificados por el Consejero Ejecutivo con arreglo al procedimiento acordado entre la Sociedad y el Consejero Ejecutivo. A tal efecto, el Consejero Ejecutivo girará mensualmente una nota de gastos con los correspondientes justificantes y la cantidad resultante será abonada por la Sociedad, previa aprobación de los gastos indicados, mediante transferencia bancaria en el plazo de 7 días desde la recepción de la referida nota.
9.	**EXCLUSIVITY**	9.	**EXCLUSIVIDAD**
	Throughout the term of the Contract, the Executive Director shall dedicate professionally exclusively to the Company business and shall be effectively prevented from pursuing any other activity directly or indirectly, whether free of charge or for consideration, or to engage in any other business, for his own profit or for the benefit of any third party, without first obtaining consent and written authorization from the Company. It is understood that activities of a clearly non-commercial nature, such as participation in conferences, lectures, public events, as well as activities		Durante todo el periodo de vigencia del Contrato, el Consejero Ejecutivo se dedicará profesionalmente en exclusiva a los asuntos y negocios de la Sociedad y tendrá expresamente prohibido el desempeño de cualquier otra actividad directa o indirectamente, ya sea de forma gratuita o a título oneroso, o participar en cualquier otro negocio o empresa, independientemente de su naturaleza, para su propia conveniencia o en beneficio de terceros, sin haber obtenido previamente el consentimiento y la autorización escrita de la Sociedad. Se entiende que quedan excluidas, y no suponen por tanto un incumplimiento de este compromiso de exclusividad, aquellas actividades de naturaleza claramente no

	benefiting non-profit organizations, are excluded and do not constitute a breach of this exclusivity commitment, provided that such activities cannot have negative repercussions for the Company and that the time dedicated to them does not undermine the Company in the sense of preventing or hindering the Employee from an optimal performance of the functions that are the object of this Agreement. This exclusivity clause shall not prevent the Executive Director from investing in companies listed on the stock exchange or in any other secondary market, regardless of those companies being in the insurance or similar sectors, provided that its equity interest does not exceed two point five (2.5) per cent of the equity capital and does not attach any control rights other than those that attach by applicable law to ordinary shares. Likewise, the Executive Director will be allowed to take a financial interest in companies non-listed on the stock exchange or in any other secondary market, which do not compete with any business pursued by the Company or any other company in which it has a direct or indirect interest.		comercial, tales como la participación a conferencias, charlas, eventos públicos, así como aquellas actividades prestadas a favor de ONG u entidades sin ánimo de lucro, siempre y cuando la realización de dichas actividades no sea susceptible de tener repercusiones negativas para la Empresa y que el tiempo dedicado a la realización de las mismas no suponga un menoscabo para la Empresa en el sentido de impedir o dificultar un desempeño óptimo de las funciones objeto del presente acuerdo por parte del Empleado. Esta exclusividad no impedirá al Consejero Ejecutivo la posibilidad de realizar inversiones en sociedades cotizadas en bolsa o en cualquier otro mercado secundario, tanto en compañías de seguros o similares como en cualquier otra compañía, siempre que su participación en el capital social de dichas compañías que se dedique a cualquier negocio competidor no superen el dos coma cinco (2,5) por ciento y no otorgue ningún derecho de control distinto de los que otorga la legislación aplicable a las acciones ordinarias. Asimismo, el Consejero Ejecutivo podrá realizar inversiones en sociedades no cotizadas en bolsa o en cualquier otro mercado secundario, que no compitan con el negocio desarrollado por la Sociedad o por cualquier otra sociedad en la que la Sociedad tenga intereses directos.
10.	**TERMINATION**	10.	**EXTINCIÓN DEL CONTRATO**
10.1	The Board of Directors may remove Mr. Cembrero from his position as Executive Director and, accordingly, terminate this Contract subject to the provisions of this Contract.	10.1	El Consejo de Administración podrá cesar el Sr. Cembrero de su cargo de Consejero Ejecutivo y, en consecuencia, resolver el presente Contrato con sujeción a lo previsto en el presente Contrato.

	In the event of removal of Mr. Cembrero as Executive Director for any reason other than dolo, gross negligence or fraud (“actos delictivos”), the Executive Director will be entitled to receive from the Company: 1) A 3 (three) months' notice. If such notice period is not respected, the Company shall pay to Mr. Cembrero an amount equivalent to his remuneration for the notice period not respected. 2) By way of indemnity, an amount equivalent to two (2) monthly payments for each year of validity of this contract as of 1*0 September 2020*, plus an additional fixed indemnity equivalent to 6 (six) monthly payments that represent and compensate the period of service for the Company prior to Mr. Cembrero’s appointment as director, between 10 March 2017 and 9 September 2020, under an ordinary employment relationship.		Para el caso de cese del Sr. Cembrero como Consejero Ejecutivo, por cualquier causa distinta de dolo, negligencia grave o fraude (actos delictivos), el Consejero Ejecutivo tendrá derecho a recibir de la Compañía: 1) Un preaviso de 3 (tres) meses. En caso de no respetarse dicho periodo de preaviso, la Sociedad deberá abonar al Sr. Cembrero una cantidad equivalente a su remuneración por el periodo de preaviso incumplido. 2) En concepto de indemnización, un importe equivalente a dos (2) mensualidades por cada año de vigencia del presente contrato desde el 10*0 septiembre 2020*, más una indemnización adicional fija equivalente a 6 (seis) mensualidades que representan y vienen a compensar el periodo de servicio para la Sociedad previo al nombramiento como consejero del Sr. Cembrero, comprendido entre el 10 de marzo 2017 y el 9 de septiembre 2020, bajo una relación laboral ordinaria.
10.2	The Executive Director shall also be entitled to receive from the Company the indemnity provided for in point 2) of the previous sub-clause (“*an amount equivalent to two (2) monthly payments for each year of the term of this contract as of 10 September 2020, plus an additional fixed indemnity equivalent to 6 (six) monthly payments*”) in the event that the termination of the contract is at the request of the Executive Director due to serious and culpable breaches by the	10.2	El Consejero Ejecutivo tendrá igualmente derecho a recibir de la Compañía la indemnización prevista al punto 2) de la sub-clausula anterior (“*un importe equivalente a dos (2) mensualidades por cada año de vigencia del presente contrato desde el 10 septiembre 2020, más una indemnización adicional fija equivalente a 6 (seis) mensualidades*”) en el supuesto que la terminación del contrato sea a instancia del propio Consejero Ejecutivo por incumplimientos graves y culpables de la

	Company of the obligations provided for in this contract. Among others, the following shall be considered breaches by the Company, for the purposes of the indemnity provided for in this clause: i) the adoption of any agreement or lack of agreement by the Company that prevents the Executive Director from receiving all or part of the remuneration agreed in this contract, ii) the effective lack of payment, and/or iii) continuous delays in the payment of the agreed remuneration.		Sociedad en las obligaciones previstas por el presente contrato. Entre otros, se considerará incumplimiento de la Sociedad, a efectos de la indemnizaciónn prevista en esta cláusula: i) la adopción de cualquier acuerdo o falta de acuerdo de la Sociedad que impida que el Consejero Ejecutivo reciba en todo o en parte la retribución pactada en este contrato, ii) la falta efectiva de pago, y/o iii) los retrasos continuados en el pago de la retribución pactada.
10.3	Mr. Cembrero may unilaterally resign from his position as Executive Director at any time by giving six (6) months' notice to the Board of Directors. If such notice period is not respected, Mr. Cembrero shall pay to the Company an amount equivalent to his remuneration for the unrespected notice period . In this case, the Executive Director will obviously not be entitled to any compensation from the Company.	10.3	Por su parte el Sr. Cembrero podrá renunciar unilateralmente, en cualquier momento, a su posición de Consejero Ejecutivo mediante un preaviso de seis (6) meses cursado al consejo de administración. En caso de no respetarse dicho periodo de preaviso, el Sr. Cembrero deberá abonar a la Sociedad una cantidad equivalente a su remuneración por el periodo de preaviso incumplido. En este supuesto evidentemente el Consejero Ejecutivo no tendrá derecho a indemnización alguna por parte de la Sociedad.
10.4	Likewise, the Executive Director shall not be entitled to any compensation in the event the Contract is terminated by the Company due to serious and culpable breaches by the Executive Director of his duties of loyalty, diligence and good faith he needs to observe to perform his professional duties, or by reason of any other serious and guilty breach of his contractual obligations, without prejudice to the possible damages the Company may	10.4	Igualmente, el Consejero Ejecutivo no tendrá derecho a indemnización alguna en el supuesto de terminación del contrato por parte de la Sociedad motivada por incumplimientos graves y culpables del Consejero Ejecutivo de sus deberes de lealtad, diligencia y buena fe conforme a los cuales el Consejero Ejecutivo debe desempeñar su cargo en la Sociedad, así como cualquier otro incumplimiento grave y culpable de las obligaciones asumidas por el Consejero Ejecutivo en virtud del

	claim from the Executive Director as a result of such behaviour.		presente contrato, sin perjuicios de los posibles daños y perjuicios que por su parte la Sociedad pueda pretender del Consejero Ejecutivo, ocasionados por dichas conductas.
11.	**CONFIDENTIALITY**	11.	**CONFIDENCIALIDAD**
	During the term and following the termination of this Contract, the Executive Director may not directly or indirectly use, publicise, disclose, supply or make available for use (except where necessary for the correct performance of his obligations to the Company) any product, process or method of the Company or any other business secret or confidential information of the Company (including, without limitation, its business methods and techniques, promotional materials and instructions, customer lists, etc.).		Durante el periodo de vigencia, y con posterioridad a la finalización del presente Contrato, el Consejero Ejecutivo no podrá, directa o indirectamente, utilizar, hacer público, desvelar, suministrar ni poner a disposición para su uso (salvo cuando resulte necesario para el correcto cumplimiento de sus obligaciones ante la Sociedad) ningún producto, proceso o método de la Sociedad ni ningún otro secreto comercial o información confidencial de la Sociedad (incluidos, entre otros, métodos y técnicas comerciales, instrucciones y material promocional, listado de clientes, etc.).
	Upon termination of this Contract, the Executive Director must give the Company all notes, notebooks, memoranda, correspondence, documents and articles owned by the Company (regardless of their support and including magnetic and computer media), even if they were prepared by the Executive Director, or with his cooperation during the discharge of his managerial functions.		A la resolución del presente Contrato, el Consejero Ejecutivo deberá entregar a la Sociedad todas las notas, libros de notas, memorias, correspondencia, documentos y artículos propiedad de la Sociedad (independientemente del soporte en el que estén contenidos e incluidos los soportes magnéticos y electrónicos), incluso en el caso de que hubiesen sido elaborados por el propio Consejero Ejecutivo, o con su colaboración, durante el desempeño de las funciones propias de su cargo.
	The Executive Director may not keep or take copies of the foregoing documents, nor may he allow them to be used by any person other than the Company.		El Consejero Ejecutivo no podrá guardar ni hacer copias de los documentos arriba descritos, ni podrá permitir que sean

			utilizados por ninguna persona que no sea la Sociedad.
	Breach of the obligations set forth in this and in the foregoing clauses may be treated as a serious and culpable breach of contractual good faith.		El incumplimiento de las obligaciones previstas en esta cláusula y en las cláusulas anteriores podrá considerarse un incumplimiento grave y culpable de la buena fe contractual.
	The Company may also take such legal and/or judicial action as may be necessary to obtain the indemnification of any damage or loss occasioned by the Executive Director's breach.		La Sociedad podrá, además, adoptar las medidas legales y/o judiciales necesarias para obtener la indemnización de cualesquiera daños y perjuicios o pérdidas que se ocasionen por el incumplimiento del Consejero Ejecutivo.
12.	**DATA PROTECTION**	12.	**PROTECCIÓN DE DATOS**
	Pursuant to Personal Data Protection Organic Law currently in force (Organic Law 3/2018), the Executive Director expressly consents to and authorises the Company to:		Con arreglo a lo previsto en la vigente Ley Orgánica sobre Protección de Datos Personales (Ley Orgánica 3/2018), vigente en la actualidad, el Consejero Ejecutivo explícitamente consiente y autoriza a la Sociedad para:
	• include the data supplied by virtue of this document, any data supplied in the future and any other data that could be generated under the contractual relationship, in the Company's employees data base;		• incluir los datos suministrados en virtud del presente documento, así como cualesquiera otros suministrados en el futuro y aquellos datos que pudiesen generarse bajo la relación contractual, en la base de datos de empleados de la Sociedad;
	process the data with a view to using it to manage the contractual relationship, any commercial relationships or relationships of any kind between the Company and other companies and entities, as well as to keep the data after the end of the employment relationship, in such		tratar los datos con objeto de utilizarlos para gestionar la relación contractual, las relaciones comerciales o las relaciones de otro tipo entre la Sociedad y otras sociedades y entidades, así como guardar los datos una vez finalizada la relación contractual, en tal caso con estricto cumplimiento de las obligaciones legales;

	case in compliance with the statutory obligations;		
	• disclose the foregoing data to the companies and bodies mentioned in the preceding paragraph and to other of the Company in Spain or abroad, including countries which do not provide a level of protection comparable to that offered by Spanish legislation, for the same purposes described in the paragraphs above.		• revelar los datos anteriormente referidos a las sociedades y entidades mencionadas en el párrafo anterior y a otras Sociedades del Grupo; incluidos los países que no proporcionan un nivel de protección comparable al que ofrece la legislación española, a los mismos efectos descritos en los párrafos anteriores.
	Pursuant to Organic Law 3/2018, referred to above, data subjects are entitled to object to the processing of their data and to access, rectify, erase, opposition, deletion ("right to be forgotten"), limitation of process, portability and not being the subject of individualized decisions their data, which rights may be exercised pursuant to the applicable legislation, by serving written notice on the Human Resources Department. The Executive Director's data shall be processed by the Company on a confidential basis and in compliance with such security conditions as may be required to avoid its alteration, loss or unauthorized access by third parties.		Con arreglo a lo previsto en la Ley Orgánica 3/2018, a que se ha hecho referencia anteriormente, los sujetos de los datos están legitimados al tratamiento de sus datos, y acceso, rectificación, oposición, supresión ("derecho al olvido"), limitación del tratamiento, portabilidad y de no ser objeto de decisiones individualizadas sobre sus datos, derechos que pueden ejercerse con arreglo a lo previsto en la legislación aplicable, mediante el envío de una notificación al Departamento de Recursos Humanos. Los datos del Consejero Ejecutivo serán tratados por la Sociedad de forma confidencial y cumpliendo las condiciones de seguridad necesarias para evitar su alteración, pérdida o acceso no autorizado por parte de terceros.
13.	**POST-CONTRACTUAL NON-COMPETITION AND NON SOLICITATION.**	13.	**NO COMPETENCIA POSTCONTRACTUAL Y NO SOLICITACIÓN.**
	Notwithstanding the conditions agreed in the share purchase agreement, which shall prevail over this clause, due to the high responsibility nature of the functions Mr. Cembrero performs for the Company, he		Sin perjuicio de lo acordado en el contrato de compraventa de participaciones sociales, lo cual prevalecerá sobre la presente cláusula, por la naturaleza de las funciones de alta responsabilidad que

	expressly acknowledges the existence of a logical and effective commercial interest of the Company and on such basis he undertakes, during the term of this Contract and after its termination (for the period indicated in the following paragraph), directly nor indirectly, under any circumstances:		desarrolla el Sr. Cembrero para la Sociedad, este reconoce expresamente la existencia de lógico y efectivo interés comercial de la Sociedad en cuanto a que, durante la vigencia del presente Contrato y una vez finalizado el mismo (durante un periodo que se indica en el párrafo siguiente), se compromete a, directa o indirectamente, bajo ninguna circunstancia:
	a) For two (2) years following the termination of the Contract, directly or indirectly, incorporate, establish, acquire, or engage (and shall immediately cease to engage if currently so engaged) in any competing business in Spain, other than by way of a passive investment in any listed person, provided that its equity interest in such person engaged in any competing business does not exceed two point five (2.5) per cent and does not attach any control rights other than those that attach by applicable law to ordinary shares;		a) Por un periodo de dos (2) años tras la terminación del Contrato, directa o indirectamente, constituir, establecer adquirir o dedicarse (y dejará inmediatamente de dedicarse si actualmente se dedica a ello) a cualquier negocio competidor en España, que no sea a través de una inversión pasiva en cualquier persona cotizada, siempre que su participación en el capital social de dicha persona que se dedique a cualquier negocio competidor no supere el dos coma cinco (2,5) por ciento y no otorgue ningún derecho de control distinto de los que otorga la legislación aplicable a las acciones ordinarias;
	b) For two (2) years following the termination of the Contract, directly or indirectly, advice, offer his professional services, acquire or hold an interest in or have a joint venture or other cooperative arrangement, business or professional interest with any firm or company which is engaged in any competing business in Spain. other than by way of a passive investment in any listed person, provided that its equity interest in such		b) Por un periodo de dos (2) años tras la terminación del Contrato, directa o indirectamente, asesorar, ofrecer sus servicios profesionales, adquirir o mantener una participación o tener una empresa conjunta u otro acuerdo, de cooperación, negocio o interés profesional con cualquier empresa o sociedad que se dedique a cualquier negocio competidor en España, que no sea a través de una inversión pasiva en cualquier persona cotizada, siempre que su participación en el capital social

	person engaged in any competing Business does not exceed two point five (2.5) per cent and does not attach any control rights other than those that attach by applicable law to ordinary shares;		de dicha persona que se dedique a cualquier negocio competidor no supere el dos coma cinco (2,5) por ciento y no otorgue ningún derecho de control distinto de los que otorga la legislación aplicable a las acciones ordinarias;
	c) For two (2) years following the termination of the Contract, directly or indirectly, solicit or endeavour to entice away or discourage from dealing with the Company any person, firm or company who is at the time of the purported solicitation, enticement or discouragement or was during the 12 (twelve) months prior thereto a supplier, partner, advisor, director, consultant, contractor, (including, but not limited to, sub-contractors), employee or customer of the Company;		c) Por un periodo de dos (2) años tras la terminación del Contrato, directa o indirectamente, solicitar o intentar alejar o disuadir de negociar con la Sociedad, a cualquier persona, empresa o compañía que sea, en el momento de la supuesta solicitud, incitación o disuasión, o que haya sido, durante los 12 (doce) meses anteriores, un proveedor, socio, asesor, administrador o contratista (incluidos, entre otros, los subcontratistas), empleado o un cliente de la Sociedad;
	d) For two (2) years following the termination of the Contract, either directly or indirectly, solicit, entice away or endeavour to entice away, engage, hire or employ, in each case directly or indirectly, any employee or (senior) manager of the Company, nor any consultant of external agent who had been working for the Company in the previous 12 months.		d) Por un periodo de dos (2) años tras la terminación del Contrato, directa o indirectamente, solicitar, atraer o intentar atraer, contratar o emplear, en cada caso directa o indirectamente, a cualquier empleado o directivo de la Sociedad, ni tampoco empleado o agente externo que hubiera trabajado con la Sociedad en los 12 meses anteriores.
	The reason for these post-contractual non-competition and non-solicitation obligations is a commercial interest based on the specific nature of the Executive Director position and the specific knowledge Mr. Cembrero has of the Company's activities, customers, and business plans.		El motivo de estas obligaciones post-contractuales de no competencia y de no solicitación reside en la existencia de un interés comercial basado en las características del puesto ocupado por el Consejero Ejecutivo y de su conocimiento respecto a las actividades, clientes y planes de negocio de la Sociedad.

	As financial compensation for this post-contractual non-competition and non-solicitation covenant, the Executive Director shall receive an amount equivalent to [sixty] ([60]%) percent of the Executive Director's annual gross Fixed Salary he was receiving at the time the Contract is terminated as a lump-sum compensation for each year of duration of the restrictions agreed. The resulting amount shall be paid in twenty-four (24) equal monthly instalments, commencing in the month following the date of termination of this Contract.		Como compensación económica para esta cláusula de no competencia y de no-solicitación post-contractual, el Consejero Ejecutivo recibirá una compensación equivalente al [sesenta] [(60%)] del Salario Fijo bruto anual que estuviese percibiendo en la fecha de terminación del Contrato para cada año de duración de las restricciones pactadas. La cantidad resultante se abonará en veinte y cuatro (24) mensualidades iguales, comenzando el mes siguiente de la fecha de terminación del presente Contrato.
	In the event of a breach by the Executive Director of any of the provisions in this clause, he will become liable to the Company, provided notice of breach has been given. Following receipt of such notice, Mr. Cembrero will have fifteen (15) days to remedy the breach to the extent remedy is possible and shall only thereafter, without any prior court action, forfeit for the benefit of the Company an immediately payable penalty amounting to [sixty] ([60]%) percent of the Executive Director's annual gross Fixed Salary he was receiving at the time the Contract is terminated for each infringement and to double the gross daily Fixed Salary he was receiving at the time the Contract is terminated for each day such infringement will continue, without any damage or loss requiring to be proven and without prejudice to the right of the Company, to claim their actual damages.		En caso de incumplimiento por parte del Director Ejecutivo de cualquiera de las disposiciones de la presente cláusula, éste será responsable ante la Sociedad, siempre que se le haya notificado previamente. Tras la recepción de dicha notificación, el Sr. Cembrero dispondrá de quince (15) días para subsanar el incumplimiento en la medida en que sea posible y, a partir de ese momento y sin necesidad de emprender ninguna acción judicial previa, perderá, en beneficio de la Sociedad, una penalización equivalente al [sesenta] [(60%)] del Salario Fijo bruto anual que estuviese percibiendo en la fecha de terminación del Contrato por cada infracción y al doble del Salario Fijo bruto diario por cada día que continúe dicha infracción, sin que sea necesario probar ningún daño o perjuicio del derecho de la Sociedad a reclamar sus daños y perjuicios reales.
14.	**<u>SEVERABILITY</u>**	14.	**<u>NULIDAD PARCIAL</u>**

	The Parties expressly acknowledge that, the declaration of any of the clauses or sub clauses of this Contract as void or invalid, shall in no case give rise to the voidness or invalidity of the remaining clauses or sub clauses, other than where the provisions and rights of the Parties are patently disproportionate.		Las Partes reconocen expresamente que, en caso de que cualquiera de las cláusulas o sub-cláusulas del presente Contrato fuese declarada nula o inválida, dicho hecho no conllevará la anulación o invalidez del resto de las cláusulas o sub-cláusulas, excepto de aquellas clausulas o derechos de las partes que quedaran evidentemente desproporcionadas.
15.	**JURISDICTION**	15.	**LEY Y JURISDICCIÓN**
	The nature of the legal relationship between the Executive Director and the Company governed by this Agreement is commercial-corporate and, therefore, the provisions of the Spanish Companies Act and the related civil and commercial/corporate legislation shall apply, and shall be governed and interpreted in accordance with the provisions of Spanish law. The Parties agree, in the event of any dispute arising from this Contract, to submit to the jurisdiction of the competent courts and tribunals of the city of Donostia – San Sebastián.		La naturaleza de la relación jurídica mantenida entre el Consejero Ejecutivo y la Sociedad regulada por este Contrato es mercantil-societaria y, por tanto, le resulta de aplicación lo dispuesto en la Ley de Sociedades de Capitales, así como la normativa civil y mercantil/societaria concordante, y se regirá e interpretará de acuerdo con lo que establece la legislación española. Las Partes acuerdan, en caso de conflicto derivado de este Contrato, someterse a la jurisdicción de los juzgados y tribunales competentes de la ciudad de Donostia – San Sebastián.
16.	**CONTRACT LANGUAGE**	16.	**IDIOMA DEL CONTRATO**
	This Contract is prepared and executed in both Spanish and English, although the Spanish version shall prevail for all legal purposes.		El presente Contrato se elabora y otorga tanto en inglés como en castellano, aunque será la versión en castellano la que prevalezca a todos los efectos legales.
	In witness whereof, this Contract has been issued and executed in two counterparts, one of which is given to each Party, on the date and in the place first above written.		En testimonio de lo cual, se procede al otorgamiento y firma por duplicado del presente Contrato, entregándose un

			ejemplar a cada una de las partes, en el lugar y fecha indicados *ut supra*.
	THE COMPANY		LA SOCIEDAD
	/s/ Ronen Luzon Signed: Mr. Ronen Luzon		*/s/ D. Ronen Luzon* Firmado: D. Ronen Luzon
	THE EXECUTIVE DIRECTOR		EL CONSEJERO EJECUTIVO
	/s/ Borja Cembrero Saralegui Signed: Mr. Borja Cembrero Saralegui		*/s/ D. Borja Cembrero Saralegui* Firmado: D. Borja Cembrero Saralegui